UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401

Richmond, Virginia 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MDRR	Nasdaq Capital Market

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

On May 30, 2019, Medalist Diversified REIT, Inc. (the “Company”) and its operating partnership, Medalist Diversified Holdings, L.P. (the “Operating Partnership”), entered into a purchase agreement (the “Purchase Agreement”) with Virginia Birth-Related Neurological Injury Compensation Program (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor 270,833 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share ( “Common Stock”), at a price of $4.80 per share for gross proceeds of approximately $1.3 million (the “Private Placement”). The Private Placement closed on May 31, 2019.

Pursuant to the terms of the Purchase Agreement, the Company has granted the Investor certain registration rights related to the Shares. The Company has granted the Investor the right to request that the Company prepare and file a registration statement on or after May 31, 2020 for the purposes of registering the resale of the Shares. The Company has also granted the Investor certain piggyback registration rights on offerings of Common Stock initiated by the Company on or after December 1, 2019. The Company also agreed, among other things, to pay all fees and expenses incident to the Company’s registration of the Shares.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act, and by Rule 506 of Regulation D promulgated thereunder, and on similar exemptions under applicable state laws. The Company will file a Form D with the Securities and Exchange Commission in accordance with the requirements of Regulation D.

Placement Agency Agreement

Aegis Capital Corp. (the “Placement Agent”) acted as placement agent in connection with the Private Placement. Pursuant to the terms of a Placement Agency Agreement, dated May 30, 2019, between the Company, the Operating Partnership and the Placement Agent (the “Placement Agency Agreement”), upon the closing of the Private Placement, the Company paid the Placement Agent a cash fee equal to 3.0% of the gross proceeds from the Private Placement plus the reimbursement of nonaccountable expenses equal to 1.0% of the gross proceeds from the Private Placement. The Placement Agency Agreement contains customary representations, warranties, and indemnification of the Placement Agent by the Company.

Maxim Group LLC (the “Financial Advisor”) acted as financial advisor in connection with the Private Placement. In exchange for its financial advisory services, the Company paid the Financial Advisor a cash fee equal to 3.0% of the gross proceeds from the Private Placement.

The foregoing descriptions of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Placement Agency Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01	OTHER EVENTS.

On May 31, 2019, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated May 30, 2019, by and among Medalist Diversified REIT, Inc., Medalist Diversified Holdings, L.P. and Virginia Birth-Related Neurological Injury Compensation Program
10.2	Placement Agency Agreement, dated May 30, 2019, by and among Medalist Diversified REIT, Inc., Medalist Diversified Holdings, L.P. and Aegis Capital Corp.
99.1	Press Release dated May 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: May 31, 2019	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary